UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

STRATOS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30869 (Commission File Number)	36-4360035 (I.R.S. Employer Identification Number)

7444 West Wilson Avenue, Chicago, Illinois 60706
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On May 19, 2004, Stratos International, Inc. (“Stratos”) announced that its Board of Directors (the “Board”) has decided to explore various strategic alternatives to maximize shareholder value, including a possible sale of Stratos. In that connection, the Board has formed a committee and has retained CIBC World Markets Corp. as its exclusive financial advisor.

     A copy of the press release of Stratos titled “Stratos International Engages CIBC as Financial Advisor in Exploring Strategic Alternatives,” is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	The following exhibit is furnished with this document:

Exhibit Number	Description of Exhibit

99.1	Press Release titled “Stratos International Engages CIBC as Financial Advisor in Exploring Strategic Alternatives”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS INTERNATIONAL, INC.

By:	/s/ James W. McGinley
	Name:	James W. McGinley
	Title:	President and Chief Executive Officer

Date: May 20, 2004